Exhibit 10.5

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is effective as of this ___ day of November, 2007, by and between [Contributing Entity], a _____________________ (“Contributor”), and The Lexington Master Limited Partnership, a Delaware limited partnership (“MLP”).

WITNESSETH:

WHEREAS, Contributor is the owner of [description of interests];

WHEREAS, Contributor desires to contribute all of its right, title and interest in and to [description of interests] (such right, title and interest being hereinafter referred to as the “Interests”) to the MLP in exchange for units of limited partnership interests in the MLP (the “Contribution”) all in accordance with the provisions of that certain Second Amended and Restated Agreement of Limited Partnership of MLP, dated December 31, 2006 (the “Partnership Agreement”);

WHEREAS, immediately after the Contribution, the MLP will own the Interests; and

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Capitalized Terms.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Agreement.

2.      Contribution.  On and effective as of the date hereof, subject to the terms and conditions of this Agreement, Contributor hereby contributes, and the MLP hereby accepts, the Interests free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, other than the terms, covenants and provisions of this Agreement.

3.      Consideration.  As consideration for the Contribution, the MLP hereby issues in accordance with Section 4.2.B(2) of the Partnership Agreement [__] units of limited partnership interests in the MLP to Contributor, which units are issued based on an Agreed Value of $________ and an average Daily Market Price of the REIT Shares for the twenty (20) Business Days preceding the date hereof of $____.

4.      Representations and Warranties of Contributor.

(a) Organization and Authority.   Contributor is duly organized, validly existing and in good standing under the laws of its jurisdiction and has all requisite partnership power and authority to execute, deliver and perform this Agreement and to consummate the transaction contemplated hereby.  Contributor has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement.

(b) No Conflict.   Neither the execution of this Agreement nor the consummation by Contributor of the transaction contemplated hereby will contravene the certificate of limited partnership or the partnership agreement of Contributor or will constitute a violation of or a default under, or conflict with or require a consent under, any contract, commitment, agreement, understanding, arrangement, restriction, law, statute, rule, regulation, judgment, order, injunction, suit, action or proceeding of any kind to which Contributor is a party or by which Contributor or any of its assets is bound.

(c) Valid Agreement.  This Agreement has been duly executed and delivered by Contributor and (assuming it is a legal, valid and binding obligation of the MLP), is the legal, valid and binding obligation of Contributor, enforceable against Contributor in accordance with its terms, except as such enforcement may be limited by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

(d) Title to Interests.  Contributor represents and warrants to the MLP that Contributor has good and marketable title to the Interests, is the record and beneficial owner of the Interests and has the right to transfer the Interests.  Upon the Contribution, the Interests are, and will be, free and clear of any encumbrances and liens.

5.      Representations and Warranties of the MLP.

(a) Organization and Authority.  The MLP is duly organized, validly existing and in good standing under the laws of its jurisdiction and has all requisite partnership or other power and authority to execute, deliver and perform this Agreement and to consummate the transaction contemplated hereby.  The MLP has duly taken all action necessary to authorize the execution, delivery and performance of this Agreement.

(b) No Conflict.   Neither the execution of this Agreement nor the consummation by the MLP of the transaction contemplated hereby will contravene the certificate of limited partnership of Contributor or the Partnership Agreement or will constitute a violation of or a default under, or conflict with or require a consent under, any contract, commitment, agreement, understanding, arrangement, restriction, law, statute, rule, regulation, judgment, order, injunction, suit, action or proceeding of any kind to which the MLP is a party or by which the MLP or any of its assets is bound.

(c) Valid Agreement.  This Agreement has been duly executed and delivered by the MLP and (assuming it is a legal, valid and binding obligation of

Contributor), is the legal, valid and binding obligation of the MLP, enforceable against the MLP in accordance with its terms, except as such enforcement may be limited by any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity.

6.      Miscellaneous.

(a) Further Actions.  Each party shall execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other parties in order to consummate or implement the transactions contemplated by this Agreement.

(b) Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but shall not be assignable, by operation of law or otherwise, by any party without the prior written consent of the other party.

(c) Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(d) Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles of such State.

[Signature Page Follows]

THIS AGREEMENT has been signed by each of the parties hereto as of the date first set forth above.

CONTRIBUTOR

By:            ____________________________
Joseph S. Bonventre
Senior Vice President

THE LEXINGTON MASTER LIMITED PARTNERSHIP

By: Lex GP-1 Trust, its general partner

By:            ____________________________
Joseph S. Bonventre
Senior Vice President